EXHIBIT 10.49

                            Advanced Aesthetics, Inc.

                               501 Madison Avenue

                               New York, NY 10022

                                December 20, 2005

Kidd & Company, LLC
Three Pickwick Plaza
Greenwich, CT 06830

                  Re:  Advisory Services Agreement

Gentlemen:

         In connection with the contemplated execution of a Share Exchange Agreement (the "Share Exchange Agreement") by Advanced Aesthetics, Inc. (the "Company") and its shareholders with TrueYou.com, Inc. (the "Public Transaction"), we are writing to confirm our mutual agreement regarding the termination of the Advisory Services Agreement dated November 25, 2003, between Kidd & Company, LLC ("KCO") and the Company (the "Agreement").

         1. Termination of the Agreement. Upon the closing of the Public Transaction, with no further action by either of us, the Agreement will be terminated and be of no further force except that the provisions of Sections 6, 8 and 9 of the Agreement shall survive termination.

         2. Payments of Accrued and Unpaid Interest. We both agree that as of this date, $838,194 in accrued and unpaid fees is due to KCO under the Agreement. The Company agrees that no later than one year after the closing of the Public Transaction, it will pay to KCO, all such accrued and unpaid fees and any unpaid fees accruing after December 20, 2005 in the event that the closing of the Public Transaction does not occur on December 20, 2005.

         3. Closing Date. In the event that the Public Transaction does not occur on or before December 31, 2005, this letter agreement shall be null and void and of no force and effect.

         Please indicate your agreement to the foregoing by signing this letter below.

                            Very truly yours,

                            ADVANCED AESTHETICS, INC.

                                    /s/ Andrew Lipman
                            By: _____________________________________________
                               Name: Andrew Lipman

                              Title: Vice President

AGREED:

KIDD & COMPANY, LLC

     /s/ William J. Kidd
By: ______________________________
    Name: William J. Kid
    Title: